UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 27, 2009

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street
Buffalo, New York 14203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On March 27, 2009, Cleveland BioLabs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “March 27 Purchasers”), pursuant to which the Company agreed to sell to the March 27 Purchasers 78.90 shares of Series D Convertible Preferred Stock, with a par value of $0.005 per share and a stated value of $10,000 per share (“Series D Preferred”), and Common Stock Purchase Warrants (the “Warrants”) to purchase 563,576 shares of the Company’s Common Stock, par value $0.005 per share (“Common Stock”). The sale of the Series D Preferred and the Warrants to the March 27 Purchasers (the “March 27 Transaction”) was consummated on March 27, 2009.  The offering period for the Series D Preferred and Warrants concluded on the same date.

As described in the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2009 (the “March 23 8-K”), the Company initially sold 170.18 shares of Series D Preferred and Warrants to certain accredited investors (the “Original Purchasers”) on February 13, 2009 (the “Original Transaction”), and then sold an additional 293.76 shares of Series D Preferred and Warrants to certain accredited investors (the “March 20 Purchasers,” and collectively with the Original Purchasers and the March 27 Purchasers, the “Purchasers”) on March 20, 2009 (the “March 20 Transaction,” and collectively with the Original Transaction and the March 27 Transaction, the “Transactions”). At the time of the Original Transaction, the Series D Preferred had a conversion price of $1.85, and the Warrants had an exercise price of $2.60. However, as set forth in the March 23 8-K, to accommodate a reduction in the conversion price of the Series D Preferred and in the exercise price of the Warrants, the Company (i) entered into an Amendment and Waiver Agreement with the Original Purchasers (the “Amendment and Waiver Agreement”), attached hereto as Exhibit 10.4, pursuant to which the Original Purchasers agreed to amend the Purchase Agreement to, among other things, waive certain rights that they would otherwise have as a result of the March 20 Transaction, including the full anti-dilution protection of their Warrants, such that the exercise price of their Warrants was reduced to $1.60 per share (rather than to $1.40), and the number of shares of Common Stock underlying their Warrants was increased based on the adjusted conversion price of the Series D Preferred ($1.40), and (ii) entered into an Amendment and Reaffirmation Agreement with the March 20 Purchasers (the “Amendment and Reaffirmation Agreement”), the form of which is attached hereto as Exhibit 10.5, pursuant to which the March 20 Purchasers agreed to amend certain terms of the Purchase Agreement that they had originally executed, including to change the conversion price of the Series D Preferred to $1.40, and a change of the exercise price of the Warrants to $1.60. In connection with the March 27 Transaction, the March 27 Purchasers also agreed to the terms of the Amendment and Reaffirmation Agreement. As a result of these actions, as of the date of this Form 8-K, all outstanding shares of Series D Preferred have a conversion price of $1.40, subject to future adjustment for various events, and all Warrants have an exercise price of $1.60, subject to future adjustment for various events.

At the conversion price of $1.40, each share of Series D Preferred is convertible into approximately 7,143 shares of Common Stock, subject to future adjustment. In the aggregate, the 542.84 shares of Series D Preferred issued in the Transactions are convertible into 3,877,386 shares of Common Stock as of the date hereof, and the Warrants issued in the Transactions are exercisable for 4,265,122 shares of Common Stock, which includes 387,736 shares of Common Stock underlying Warrants issued to Garden State Securities, Inc. (“GSS”) and its designees in consideration for its services as exclusive placement agent. GSS also received gross cash compensation equal to 10% of the aggregate offering amount in the Transactions. In the aggregate, the Series D Preferred and Warrants issued in the Transactions are convertible into, and exercisable for, as of the date hereof, 8,142,508 shares of Common Stock.

The aggregate purchase price paid by the March 27 Purchasers for the Series D Preferred and the Warrants was $789,000 (representing $10,000 for each share of Series D Preferred together with a Warrant), and the Purchasers collectively paid an aggregate of approximately $5,428,307 for the Series D Preferred and Warrants in the Transactions.  After related fees and expenses, the Company has received in the Transactions net proceeds totaling approximately $4,460,000.  The Company intends to use the proceeds for working capital purposes.

The form of the Purchase Agreement is attached hereto as Exhibit 10.1 and the form of the Warrants is attached hereto as Exhibit 4.1. A description of the material terms of the Transactions is set forth below and is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 4.1, 10.1, 10.2, 10.3, 10.4, and 10.5, which are incorporated herein by reference.

Terms of the Series D Preferred

To designate and establish the shares of Series D Preferred, the Company’s Board of Directors (the “Board”) approved, and on February 13, 2009, the Company filed with the Delaware Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”). The terms of the Series D Preferred are described in more detail in the March 23 8-K and the Form 8-K filed with the Commission on February 17, 2009 (the “February 17 8-K,” and collectively with the March 23 8-K, the “Prior 8-Ks”). The Certificate of Designation is attached hereto as Exhibit 3.1.

Warrants

The Warrants have a seven-year term. The initial exercise price of the Warrants in the Original Transaction was $2.60, but, as described above, pursuant to the terms of the Amendment and Waiver Agreement and the Amendment and Reaffirmation Agreement, the exercise price of all of the Warrants is now $1.60. The form of Warrants is attached hereto as Exhibit 4.1, and their terms are described in more detail in the Prior 8-Ks.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into Registration Rights Agreements with the Purchasers, dated as of February 13, 2009, March 20, 2009, and March 27, 2009, respectively, the terms of which are described in more detail in the Prior 8-Ks. The form of the Registration Rights Agreement is attached hereto as Exhibit 10.2.

2

Stockholder Approval and Voting Agreements

Under The NASDAQ Marketplace Rules, the Company may not issue more than an aggregate of 2,770,160 shares of Common Stock (i.e., 19.99% of the issued and outstanding Common Stock on February 13, 2009) upon the conversion of the Series D Preferred and the exercise of the Warrants into Common Stock unless stockholder approval is obtained, and the Certificate of Designation reflects this limitation.  In addition, stockholder approval is also required for an amendment to the Company’s charter to provide for an increase in authorized shares of Common Stock from 40,000,000 to no less than 60,000,000.  Under the Amendment and Waiver Agreement and the Amendment and Reaffirmation Agreement, the Company is required to seek these approvals at a meeting of its stockholders held no later than June 26, 2009.  The Board has resolved to seek these approvals and to recommend approval of these proposals at the Company’s 2009 Annual Meeting of Stockholders.

On February 13, 2009, the Company entered into a Voting Agreement with Bernard L. Kasten, James J. Antal, Paul E. DiCorleto, Michael Fonstein, Andrei Gudkov, Yakov Kogan, H. Daniel Perez, John A. Marhofer, Jr. and The Cleveland Clinic Foundation, and subsequently, on March 20, 2009, the Company entered into a Voting Agreement with certain additional stockholders.  The parties to these Voting Agreements agreed to vote in favor of the proposals described above. In the aggregate, the parties to the Voting Agreements held approximately 33% of the Company’s outstanding voting stock as of March 27, 2009.

The Company intends to file a proxy statement and other relevant documents concerning the transaction described above with the SEC.  The proxy statement will be distributed to the Company’s stockholders in connection with a meeting of stockholders.  Stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about the transaction.  Investors will be able to obtain these documents free of charge at the SEC’s website (http://www.sec.gov).  The directors, executive officers, and certain other members of management and employees of the Company and its subsidiaries are participants in the solicitation of proxies in favor of approval of the transaction and related matters from the stockholders of the Company.  Information about the directors and executive officers of the Company is set forth in its proxy statement for the 2008 annual meeting of stockholders filed with the SEC on April 1, 2008.  Additional information regarding the interests of such participants will be included in the transaction-related proxy statement and the other relevant documents filed with the SEC when they become available.

3

Impact of the Transactions on Series B Preferred, Series B Warrants and Series C Warrants

Immediately after the completion of the Transactions, pursuant to weighted-average anti-dilution provisions, (a) the conversion price of the Company’s Series B Preferred adjusted to $4.67 (from an original conversion price of $7.00 prior to the Original Transaction), causing the conversion rate of the Series B Preferred into Common Stock to become approximately 1-to-1.49893; and (b) the aggregate number of shares of Common Stock into which the 2,863,974 shares of outstanding Series B Preferred are convertible increased to approximately 4,292,901.  In addition, pursuant to weighted-average anti-dilution provisions, (i) the exercise prices of the Company’s Series B Warrants and Series C Warrants adjusted, to $6.79 and $7.20, respectively, from the exercise prices of $10.36 and $11.00, respectively, that were in effect prior to the Original Transaction, and (ii) the aggregate number of shares issuable upon exercise of the Series B Warrants and the Series C Warrants increased to approximately 3,609,261 and 408,032, respectively, from 2,365,528 and 267,074, respectively, prior to the Original Transaction.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Series D Preferred and the Warrants were sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Purchaser represented that it was an “accredited investor” as defined in Regulation D.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information contained in Item 1.01 is hereby incorporated by reference. The Certificate of Designation, which authorizes a total of 1,300 shares of Series D Preferred, was filed with the Delaware Secretary of State on February 13, 2009 and was effective upon filing.

Item 8.01.	Other Events

On March 30, 2009, the Company issued a press release announcing the March 27 Transaction described in Item 1.01.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)               Exhibits

4

Exhibit No.	Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated February 13, 2009.

4.1	Form of Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

10.3	Form of Voting Agreement.

10.4	Amendment and Waiver Agreement, dated March 20, 2009.

10.5	Form of Amendment and Reaffirmation Agreement.

99.1	Press Release, dated March 30, 2009.

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.
Date: March 30, 2009	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated February 13, 2009.

4.1	Form of Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

10.3	Form of Voting Agreement.

10.4	Amendment and Waiver Agreement, dated March 20, 2009.

10.5	Form of Amendment and Reaffirmation Agreement.

99.1	Press Release, dated March 30, 2009.